September 20, 1996

Mr. Matthew A. Flynn
Managing Director
Bank of America
355 Madison Avenue
New York, NY 10017

RE:  CREDIT AGREEMENT BETWEEN THE INTERPUBLIC GROUP OF COMPANIES,
INC. AND BANK OF AMERICA NATIONAL TRUST AND  SAVINGS ASSOCIATION

Dear Matt:

We are writing to you in connection with the Credit Agreement between The Interpublic Group of Companies, Inc. and Bank of America National Trust and Savings Association dated December 1, 1994 (the "Agreement"). Section 2.13 of the Agreement provides that the Borrower may request extension of the Commitment under the Agreement for an additional period of one year from the then current Termination Date.

Notwithstanding the dates specified in Section 2.13 of the Agreement for requesting such extension, we hereby request that you extend the Termination Date of the Agreement to December 1, 1998. If you are agreeable to our request, please so indicate by signing and returning the duplicate copy of this letter which we have enclosed herewith.

Thank you.
                              Sincerely,

                           Alan M. Forster
                      Vice President & Treasurer


ACCEPTED & AGREED
BANK OF AMERICA

By: Matthew A. Flynn, Managing Director

Date: 11/4/96

cc:  Mr. Kenneth E. Dutcher
     Ms. Barbara S. Gmora
     Ms. Regina E. Dooley
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